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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our reports dated February 7, 2002 included in Knology Broadband, Inc.'s Annual Report on Form 10-K for the year ending December 31, 2001.


/S/ Arthur Andersen LLP

Atlanta, Georgia
March 27, 2001